UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2025

PACIRA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 900

Brisbane, California 94005

(Address and Zip Code of Principal Executive Offices)

(650) 242-8052

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 3, 2025, Pacira BioSciences, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, swingline lender and an issuing bank, and certain lenders, to, among other things, refinance the indebtedness outstanding under the Company’s credit agreement, dated as of March 31, 2023, as amended to date, relating to the Company’s term loan A facility (the “Existing Credit Agreement”), and provide ongoing working capital.

The Credit Agreement provides for a senior secured revolving credit facility in an aggregate commitment amount of $300.0 million, with a letter of credit sublimit of $10.0 million and swingline loan sublimit of $15.0 million. The credit facility is secured by substantially all of the Company’s and each subsidiary guarantor’s assets and is scheduled to mature on July 3, 2030, subject to certain exceptions set forth in the Credit Agreement. Subject to certain conditions, the Company may, at any time, on one or more occasions, add one or more new classes of term facilities and/or increase the principal amount of any existing class of term loans by requesting one or more incremental term facilities in an aggregate principal amount not to exceed the greater of $225.0 million and 100% of Consolidated EBITDA (as defined in the Credit Agreement).

Each revolving loan borrowing which is an alternate base rate borrowing will bear interest at a rate per annum equal to (i) a base rate, plus (ii) a spread based on the Company’s Senior Secured Net Leverage Ratio (as defined in the Credit Agreement) ranging from 1.50% to 2.25%. Each revolving loan borrowing which is a term benchmark borrowing or daily simple SOFR borrowing will bear interest at a rate per annum equal to (i) a forward-looking term rate based on SOFR or a rate determined by reference to the daily simple SOFR, plus (ii) a spread based on the Company’s Senior Secured Net Leverage Ratio ranging from 2.50% to 3.25%.

The Credit Agreement also contains customary affirmative and negative covenants, financial covenants, representations and warranties, events of default and other provisions.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to and is qualified in its entirety by the terms of the Credit Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On July 3, 2025, the Company used a portion of the $300.0 million of revolving loans to repay the indebtedness outstanding under the Existing Credit Agreement and terminated the Existing Credit Agreement. The Company did not incur any prepayment penalties or fees in connection with the termination of the Existing Credit Agreement. A description of the Existing Credit Agreement is included in the Company’s Current Reports on Form 8-K, filed with the Securities and Exchange Commission on April 3, 2023 and May 8, 2024, each of which is incorporated herein by reference.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Credit agreement, dated as of July 3, 2025, by and among Pacira BioSciences, Inc., the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, swingline lender and an issuing bank.

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA BIOSCIENCES, INC. (REGISTRANT)

Dated:	July 7, 2025	By:	/s/ KRISTEN WILLIAMS
Kristen Williams
Chief Administrative Officer and Secretary